Exhibit 10.1













                            ASSET PURCHASE AGREEMENT

                                 by and between

                       MARSHALL ENVIRONMENTAL GROUP, INC.,

                                   as Seller,

                                       and

                              VERIDIUM CORPORATION,

                                       and

                             ENVIROSAFE CORPORATION,

                           collectively, as Purchaser,

                            Dated as of June 30, 2005

                                    V.6.16.05

                            ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made as of the 30th day of June, 2005

AMONG:

                    VERIDIUM CORPORATION, a company formed pursuant to the laws of the State of Delaware and having an office for business located at 14B Jan Sebastian Drive, Sandwich, Massachusetts 02563 (referred to herein individually as "Veridium" or together with EnviroSafe as the "Purchaser")

AND:

                    ENVIROSAFE CORPORATION, a company formed pursuant to the laws of the State of Massachusetts and having an office for business located at 14B Jan Sebastian Drive, Sandwich, Massachusetts 02563 (referred to herein individually as "EnviroSafe" or together with Veridium as the "Purchaser")

AND:

                    MARSHALL ENVIRONMENTAL GROUP, INC., a company formed pursuant to the laws of the State of Rhode Island and having an office for business located at 3034 Post Road, Warwick, Rhode Island 02818 (the "Seller")

WHEREAS:

A. The Purchaser is an environmental services provider specializing in the recycling and reuse of industrial hazardous waste that provides transportation, storage, disposal, remediation and recycling services for public and private sector clients;

B. The Seller is engaged in the business of providing environmental services, utilizing its own employees and the services of subcontractors, through the operation of a service center in Warwick, Rhode Island (the "Business") incidental to which it has certain assets including but not limited to the following:

     (a)  Accounts   receivable,   inventories,   prepaid   expenses  and  other
          miscellaneous assets;

     (b)  Certain equipment and vehicles;

     (c)  Certain computer equipment and fixtures, furniture and the like;

     (d)  Certain telephone and facsimile numbers; and,

C. The Purchaser desires to purchase and acquire and the Seller desires to sell, convey, assign and transfer, or cause to be sold, conveyed, assigned and transferred, to the Purchaser, the Seller's Assets.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

As used herein, the terms below shall have the following meanings:

     (a)  "Accounts Receivable" has the meaning set forth in Section 2.1.

     (b) "Affiliate" of a Person means any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

     (c)  "Agreement" has the meaning set forth in the Preamble.

     (d)  "Assumed Liabilities" has the meaning set forth in Section 2.3.

     (e) "Balance Sheet" means the balance sheet of the Business as referred to in Section 4.4.

     (f)  "Business" has the meaning set forth in the Recitals.

     (g)  "Closing" has the meaning set forth in Section 3.1.

     (h)  "Closing Date" has the meaning set forth in Section 3.1.

     (i)  "Customer Contracts" has the meaning set forth in Section 2.1.

     (j)  "Financial Statements" has the meaning set forth in Section 4.5.

     (k) "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     (l) "Governmental Entity" means any federal, state, provincial, local, county or municipal government, governmental, judicial, regulatory or administrative agency, commission, board, bureau or other authority or instrumentality, domestic or foreign.

     (m) "Person" means an individual, corporation, partnership, association, limited liability company, trust, joint venture, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended).

     (n)  "Purchase Price" has the meaning set forth in Section 2.5

     (o)  "Purchaser" has the meaning set forth in the Preamble.

     (p)  "Seller" has the meaning set forth in the Preamble.

     (q)  "Seller's Assets" has the meaning set forth in Section 2.1.

Section 1.2       Captions and Section Numbers

The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

Section 1.3       Section References and Schedules

Any reference to a particular "Article", "section", "paragraph", "clause" or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement

Section 1.4       Severability of Clauses

If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

Section 1.5       Joint and Several Obligations of Veridium and Envirosafe

The obligations of each of Veridium and Envirosafe as Purchasers under this Agreement shall be joint and several.



                                   ARTICLE II
                           PURCHASE AND SALE OF ASSETS

Section 2.1        Acquired Assets

On the terms and subject to the conditions set forth in this Agreement, at the Closing the Seller shall sell, assign, transfer, convey, and deliver to the Purchaser free and (where applicable) clear of all liens, claims, interests and encumbrances of any nature, save for those associated with liabilities identified in Section 2.3, and the Purchaser shall purchase and accept from the Seller the assets of the Seller as are listed on Schedule 2.1 and as hereinafter described (collectively, the "Seller's Assets") on an "AS IS, WHERE IS" condition, including, but not limited to, the personal property and equipment ("Equipment"), customer contracts, to the extent assignable ("Customer
Contracts"), material contracts, to the extent assignable ("Material Contracts"), accounts receivable ("Accounts Receivable"), as each is listed in
Schedule 2.1 as is attached hereto, and any cash on hand in excess of Ten Thousand Dollars [need to discuss tax consequences]. The Seller's Assets shall not include those excluded assets listed on Schedule 2.1 ("Excluded Assets").

Section 2.2       Encumbrances

The sale and transfer of the Seller's Assets at the time of the Closing shall be free and clear of all obligations, security interests, liens and encumbrances, except in connection with the Assumed Liabilities.

Section 2.3       Assumed Liabilities

On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Purchaser shall assume from the Seller and thereafter pay, perform or otherwise discharge in accordance with their terms all of the liabilities and obligations of the Seller with respect to, arising out of or relating to, the ownership, possession or use of the Seller's Assets and the operation of the Business, including without limitation the following ("Assumed Liabilities"):

     (a) any and all obligations pursuant to the Bank RI Line of Credit, as defined on Schedule 2.3 in the approximate amount of $110,000 (which amount is to be paid off at the Closing hereof);

     (b) any and all obligations pursuant to the encumbrances which have been personally guaranteed by Peter Marshall, as are listed on Schedule 2.3 ("Marshall Liabilities")(which amount is to be paid off at the Closing hereof); and

     (c) any and all other liabilities and obligations with respect to, arising out of or relating to, the ownership, possession or use of the Seller's Assets and the operation of the Business arising after the Closing Date, as well as accounts payable, accruals for expected accounts payable, notes payable, accrued salaries and wages, and other miscellaneous expenses (accrued prior to the Closing) associated with the Business, including, but not limited to, the Lease and Accounts Payable, as each is defined on Schedule 2.1, utilities, and phone expenses.

Section 2.4       Purchase Price

In consideration for the Seller's Assets, the Purchaser shall: (a) pay to Seller at the Closing the sum of TWO HUNDRED THOUSAND DOLLARS ($200,000) in cash by wire transfer of immediately available funds ("Cash Payment"; (b) pay off, or provide Seller with immediately available funds to pay off: (i) any and all liabilities associated with the Bank RI Line of Credit and (ii) any and all liabilities associated with the Marshall Liabilities at the Closing in cash by wire transfer of immediately available funds ("Pay-Offs of Guaranteed Liabilities";(c) issue to Seller at Closing a five year option to purchase ONE MILLION FIVE HUNDRED THOUSAND (1,500,000) shares of Veridium common stock at an exercise price per share equally to the closing market price of Veridium common stock on the date of the closing, a form of which is attached hereto as Exhibit F ("Option"); and (d) issue to Seller additional options pursuant to which Seller shall have the right to purchase FIVE HUNDRED THOUSAND (500,000) shares of Veridium common stock on each of the first, second and third anniversary of the Closing (providing a right to purchase ONE MILLION FIVE HUNDRED THOUSAND (1,500,000) shares in the aggregate), at an exercise price per share equally to the closing market price of Veridium common stock on the date of the closing for each grant, and said right to purchase shares of common stock shall be exercisable for a period of five (5) years from the date of grant.

                                   ARTICLE III
                                   THE CLOSING

Section 3.1       Closing

The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place on or before July 15, 2005 at (i) the offices of Purchaser's attorney or, (ii) if requested by the Purchaser at least two (2) business days prior to the Closing, at the Purchaser's place of business (the date of the Closing being herein referred to as the "Closing Date").

Section 3.2       Deliveries at Closing

     (a)  At the Closing, the Seller shall deliver to the Purchaser:

          (i) duly executed bills of sale, substantially in the form of Exhibit A attached hereto, transferring Seller's Assets to Purchaser;

          (ii) an employment agreement, substantially in the form of Exhibit B attached hereto, duly executed by Peter Marshall;

          (iv) Seller's Assets, by making Seller's Assets available to Purchaser at their locations as of the Closing Date; and,

          (v) any documents or certificates that are necessary to transfer to Purchaser good, clear and marketable title to all of the Assets and assignments of all Company Contracts, a list of which is provided on Schedule 2.1 attached hereto, to the extent that such contracts are assignable, and (ii) all opinions, certificates and other instruments and documents required by the terms of this Agreement to be delivered by Seller at or prior to Closing or otherwise required in connection with the Acquisition.

     (b) At the Closing, the Purchaser shall deliver to the Seller (or pay directly to those to whom Seller is obligated):

          (i) the cash portion of the Purchase Price (both Cash Payment and Pay-Offs of Guaranteed Liabilities) by wire transfer in immediately available funds paid directly to Bank RI in accordance with the Purchase Price provisions hereof;

          (ii) warrants to purchase Veridium common stock in accordance with the Purchase Price provisions hereof; and,

          (iii) all documents required to be delivered by Purchaser to Seller at or prior to the Closing Date in connection with this Agreement.

Section 3.3       Post-Closing Matters

Forthwith after the Closing, the parties, as the case may be, agree to use all their best efforts, at the expense of Veridium, to:

     (a)  issue a news release reporting the Closing;

     (b) file a Form 8K with the Securities and Exchange Commission disclosing the terms of this Agreement within 4 days of the Closing and, not more than 60 days following the filing of the Form 8K, file and amended Form 8K which includes the financial statements of Seller as well as pro forma financial information of Purchaser and Seller as required by
          Item 310 of Regulation SB as promulgated by the Securities and Exchange Commission.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

Seller represents and warrants that as of the date hereof and as of the Closing Date, the following representations shall be true and correct and in full force and effect:

Section 4.1       Organization and Good Standing

Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Rhode Island and has the corporate power and authority to own, lease and operate the Seller's Assets as used in the Business and to carry on the Business as now being conducted. Other than is specified in
Schedule 4.1, Seller is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where qualification as a foreign corporation or otherwise is required to conduct the Business.

Section 4.2       Authority, Approvals and Consents

Seller has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and validly approved by the Board of Directors of Seller and by their respective stockholders and no other corporate or other proceedings on the part of Seller are necessary to authorize and approve this Agreement and the transactions contemplated hereby. Seller hereby expressly represents that it has fully and properly complied with all aspects of applicable Rhode Island corporate law in entering into this Agreement and for consummating the transactions contemplated hereunder. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

Furthermore, other than is listed on Schedule 4.2, no authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority, creditor or other party is necessary to be obtained or has not been obtained by Seller prior to Closing to effectively convey to Purchaser good, clear and marketable title to the Assets, free of any and all claims of any party with respect thereto (except as set forth in Section 4.4 hereinbelow).

Section 4.3       Financial Information

Schedule 4.3 contains an unaudited Statement of Assets and Liabilities and a Statement of Revenue and Expenses prepared, on a tax basis, by Seller for the Business as of December 31, 2004 (the "Financial Statements") on a compilation basis [obtain]. The Financial Statements were prepared by Sellers and have not been reviewed by an independent certified public accounting firm. Except as set forth on Schedule 4.3 hereto, the Financial Statements are in accordance with the books and records of the Seller and fairly and accurately present the financial position, results of operations, stockholder's equity and cash flows of Seller as of the dates and for the periods indicated. The books and accounts of Seller are complete and correct and fully and fairly reflect all of the transactions of Seller and are presently located solely at the offices of Seller and not at any other location.

Section 4.4       Title to Personal Property and Assets

The Seller's Assets comprise all of the material property and assets of the Business, and no other person, firm or corporation owns any material assets used by Seller or its subsidiaries in operating the Business, whether under a lease, rental agreement or other arrangement. The sale of the Sellers' Assets by Seller pursuant hereto will effectively convey to Purchaser all of the Assets, including all tangible and intangible assets and properties of Seller. Unless expressly designated otherwise herein, Seller has good, clear and marketable title to all of the Seller's Assets and to all other properties reflected on the Financial Statements or acquired after the date thereof (other than properties and assets sold or otherwise disposed of after the date thereof in the ordinary course of business), and, unless otherwise specified in this Agreement, each such Asset is held free and clear of (i) all leases, licenses and other rights to occupy or use such property and (ii) all Security Interests, rights of way, easements, restrictions, exceptions, variances, reservations, covenants or other title defects or limitations of any kind, none of which has a material adverse effect on such property or its present or contemplated use in the Business. Except as is indicated on Schedule 2.1, all Equipment has been properly maintained and is, given its age and subject to normal wear and tear, in good operating and working condition for its continued use as it has been used in the Business. The accounts and notes receivable reflected in the Financial Statements, or thereafter acquired or incurred by Seller, arose in the ordinary course of business. None of such accounts receivable is subject to any counterclaim or setoff and, to the Seller's knowledge, are valid and current receivables of Seller, collectible in the ordinary course of business, and the Seller has no reason to believe that such accounts will not, assuming collection efforts consistent with past practice, be collected in accordance and in amounts consistent with past practices.

Section 4.5       No Undisclosed Liabilities

To its knowledge, Seller has complied with Rhode Island laws and regulations regarding the operation of its Business. Seller has not incurred any liabilities or obligations that would both be required to be reflected or provided for in a Balance Sheet prepared in accordance with the policies, procedures and methods used to prepare the Financial Statements.

Section 4.6       Taxes

Seller has accurately prepared and timely filed with the appropriate taxing authorities all Federal, state, local and other Tax returns required to be filed by such Company (and any predecessors). All such Tax returns were correct and complete in all material respects. All Taxes that Seller is required by law to withhold or collect have been withheld or collected and have been paid over to the proper governmental authorities or are properly held by Seller or a depository for appropriate payment. All such taxes are and will be so withheld, collected, paid over or held for payment as of the date of this Agreement and the Closing Date

Section 4.7       No Violations

Unless otherwise expressly stated herein, neither the execution, delivery, or performance of this Agreement by Seller, nor the consummation by Seller of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof will (a) conflict with or result in any breach of any provisions of the certificate of incorporation or bylaws of the Seller, (b) result in a violation, or breach of, or constitute (with or without due notice or lapse of time) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under any of the terms, conditions or provisions of any contract, agreement or arrangement that is included as a Seller's Asset or any material note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which Seller is a party or by which the properties or Seller's Assets related to the Business may be bound or affected or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or the Seller's Assets, except in the case of clauses (b) or (c) for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions or revocations that would not be reasonably likely to have a Material Adverse Effect.

Section 4.8       Binding Nature

This Agreement shall be, when duly executed and delivered, a legally binding obligation of the Seller enforceable in accordance with its terms.

Section 4.9       Non-Merger and Survival

The representations and warranties of Seller contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Purchaser, the representations and warranties of Seller shall survive the Closing for a period of six (6) months; provided that liability with respect to any representation, warranty, covenant or obligation as to which a claim, or notice of a proposed claim, is made in writing on or before the expiration of such six (6) month period, shall continue until finally determined and paid.

Section 4.10      Indemnity

Subject to the provisions of Section 6.2 as well as the limitations contained in
Section 6.1, Seller agrees to indemnify and save harmless Purchaser from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of Seller to defend any such claim), resulting from the breach by it of any representation or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Seller to Purchaser hereunder.

                                    ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Purchaser represents and warrants that as of the date hereof and as of the Closing Date, the following representations shall be true and correct and in full force and effect:

Section 5.1       Organization and Good Standing

Veridium and EnviroSafe are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and Massachusetts, respectively, and have the corporate power and authority to operate and to carry on their businesses as now being conducted. Purchaser is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where qualification as a foreign corporation or otherwise is required to conduct the Business.

Section 5.2       Authority, Approvals and Consents

Purchaser has the corporate power and authority to enter into this Agreement and to perform their obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and validly approved by the Board of Directors of Purchaser and by their respective stockholders and no other corporate or other proceedings on the part of Purchaser are necessary to authorize and approve this Agreement and the transactions contemplated hereby. Purchaser hereby expressly represents that they have fully and properly complied with all aspects of applicable Delaware and Massachusetts, as relevant, corporate law in entering into this Agreement and for consummating the transactions contemplated hereunder. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

Section 5.3       Consents and Approvals

No consent, approval, or authorization of, or declaration, filing, or registration with, any Governmental Entity will be required to be made or obtained by Purchaser in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby.

Section 5.4       Binding Nature

This Agreement shall be, when duly executed and delivered, a legally binding obligation of the Seller enforceable in accordance with its terms.

Section 5.5       Non-Merger and Survival

The representations and warranties of Purchaser contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Seller, the representations and warranties of Purchaser shall survive the Closing.

Section 5.6       Indemnity

Purchaser agrees to indemnify and save harmless Seller from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of Purchaser to defend any such claim), resulting from the breach by it of any representation or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Purchaser to Seller hereunder.


                                   ARTICLE VI
                                    COVENANTS

Section 6.1       Indemnification

The Parties shall indemnify each other as set forth below:

          (i) Seller shall indemnify and hold harmless Purchaser and each of its affiliates or other related entities from and against any and all losses, damages, liabilities and claims (including legal fees and costs) arising out of, based upon or resulting from any inaccuracy as of the date hereof or as of the Closing Date of any representation or warranty of Seller which are contained in or made pursuant to this Agreement or any breach by Seller of any obligations contained in or made pursuant to this Agreement including, without limitation, with respect to all liabilities, commitments and obligations of Seller. Notwithstanding the foregoing, the right of the Purchaser to indemnification under this Section 6.1 above shall be subject to the time limitations set forth in Section 4.9 as well as the limitations below. No indemnification shall be payable to the Purchaser unless and until the total of all claims for indemnification pursuant to this Section shall exceed $10,000 in the aggregate (the "Threshold") and, in the event that the total of all claims of the Purchaser exceeds the Threshold, the Purchaser shall be entitled to payment and indemnity for the amount of such claims in excess of $10,000. In addition, the aggregate liability of the Seller pursuant to Section 6 shall not exceed $100,000 (excluding losses arising from fraud on the part of Seller). Finally, neither Party shall have any liability in connection with this Agreement by reason of any inaccuracy of a representation or warranty if, and to the extent that, the other party has actual knowledge of such inaccuracy as of the Closing Date, and such other party elects, nevertheless, to consummate the transactions contemplated hereby. For purposes of this Section, a party shall be deemed to have actual knowledge that a representation or warranty was inaccurate if such inaccuracy was disclosed to such party, or if any studies, tests, reports, or analyses prepared by or for the Party or any of its employees, agents, representatives or attorneys contains information that contradicts such representation or warranty or contains information that would make such representation or warranty inaccurate.



          (ii) Purchaser shall indemnify and hold harmless Seller and Peter Marshall, individually, from any and all losses, damages, liabilities and claims arising out of, based upon or resulting from any inaccuracy as of the date hereof or as of the Closing Date of any representation or warranty of Purchaser which is contained in or made pursuant to this Agreement or any breach by Purchaser of any of its obligations contained in or made pursuant to this Agreement.

          (iii) As a material inducement to Purchaser entering into and consummating the transaction contemplated hereunder, Seller does hereby agree to hold Purchaser completely free and harmless and indemnify Purchaser from and against any and all claims which Seller has or may have against any stockholder, member, director, officer, agent or other Person related to Seller whatsoever. Purchaser shall have no obligation whatsoever to participate in any litigation or other action between Seller and any stockholder, member, director, officer, or agent of Seller, and if Purchaser is forced to participate in any such action, Seller shall be solely responsible for any and all costs incurred by Purchaser in connection therewith, including, without limitation, all economic costs incurred by Purchaser and payment of reasonable attorneys fees and costs.

Section 6.2       Exclusive Remedy

The Parties acknowledge and agree that the foregoing indemnification provisions in this Section shall be the exclusive remedy of the Purchaser and the Seller with respect to breaches of any representations or warranties contained in this Agreement as well as any other breach by Seller or Purchaser of any obligations contained in or made pursuant to this Agreement including, without limitation, with respect to all liabilities, commitments and obligations.



                                   ARTICLE VII
                              CONDITIONS PRECEDENT

Section 7.1       Conditions Precedent in Favor of the Seller

The obligation of Seller to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following additional conditions:

     (a) the Purchaser shall have performed in all material respects its obligations under this Agreement required to be performed by the Purchaser at or prior to the Closing Date; and,

     (b) each of the representations and warranties of the Purchaser contained in this Agreement shall be true and correct as of the Closing Date as if made at and as of such date, except where the failure of such representation and warranty to be true and correct would not have a material adverse effect on the Purchaser or the transactions contemplated by this Agreement.

The conditions precedent set out in this section are inserted for the exclusive benefit of Seller and any such condition may be waived in whole or in part by Seller at or prior to the Closing by delivering to Purchaser a written waiver to that effect signed by Seller. In the event that the conditions precedent set out in this section are not satisfied on or before the Closing, Seller shall be released from all obligations under this Agreement.

Section 7.2       Conditions Precedent in Favor of the Purchaser

The obligation of the Purchaser to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following additional conditions:

     (a)  the  Seller  shall  have  performed  in  all  material   respects  its
          obligations under this Agreement required to be performed by the Seller at or prior to the Closing Date;

     (b) each of the representations and warranties of the Seller contained in this Agreement shall be true and correct as of the Closing Date as if made at and as of such date;

     (c) the Purchaser and Peter Marshall shall have entered into a mutually satisfactory employment agreement (attached hereto as Exhibit B);

     (d) the successful completion by the Purchaser of that level of due diligence the Purchaser deems reasonably required;

     (g) save for encumbrances arising from liabilities specified in Section 2.3(b) and (c), the Seller's Assets are fee and clear of all perfected, filed and recorded liens, charges and encumbrances. The instruments of assignment, transfer and bill of sale of Seller's Assets to the Purchaser will comply in all respects with the terms of this Agreement and are sufficient to vest in the Purchaser all of the Seller's right, title and interest in respect to all of the Seller's Assets being sold and/or transferred hereunder; and,

     (h) from the date hereof to the Closing Date, except as otherwise consented to or approved by the Purchaser in writing or as contemplated by this Agreement: (i) except for borrowings in the ordinary course of business and consistent with past practice, no funds shall be borrowed or loaned by Seller nor guaranteed for another party by Seller; (ii) no capital expenditure exceeding $2,500 individually or $10,000 in the aggregate, shall be incurred or contracted for by Seller; (iii) except for sales in the ordinary course of business, Seller shall not sell, lease, mortgage, pledge, assign, license or otherwise encumber or dispose of any property or asset; (iv) Seller shall conduct its business in the ordinary course, in substantially the same manner as conducted to the date hereof, and shall use its ordinary and traditional efforts to continue to solicit new customers, to maintain its current customers, to collect and maintain its Accounts Receivable and payable, to preserve its business organization and properties intact, to keep available the services of its employees, and to preserve the goodwill of its customers, suppliers, lessors and others with whom business relationships exist; and (v) Seller shall use commercially reasonable efforts to comply with all laws applicable to it and to the conduct of Seller's business.


The conditions precedent set out in this section are inserted for the exclusive benefit of Purchaser and any such condition may be waived in whole or in part by Purchaser at or prior to the Closing by delivering to Seller a written waiver to that effect signed by Purchaser. In the event that the conditions precedent set out in this section are not satisfied on or before the Closing, Purchaser shall be released from all obligations under this Agreement.

Section 7.3       Nature of Conditions Precedent

The conditions precedent set forth in this Article are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $1.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions of precedent in favor of the other party or parties set forth in this Article.

                                  ARTICLE VIII
                       TERMINATION, AMENDMENT, AND WAIVER

Section 8.1       Termination Events

This Agreement may be terminated at any time prior to the Closing Date as follows:

     (a)  by mutual written agreement of the Purchaser and the Seller;

     (b) by the Seller (provided that the Seller is not then in material breach of any representation, warranty, covenant or other agreement contained herein for which the Purchaser shall have previously notified the Seller), if there has been a breach by the Purchaser of any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation and warranty shall have become untrue, and such breach or condition has not been promptly cured following receipt by the Purchaser of written notice of such breach;

     (c) by the Purchaser (provided that the Purchaser is not then in material breach of any representation, warranty, covenant or other agreement contained herein for which the Seller shall have previously notified the Purchaser), if there has been a breach by the Seller of any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation and warranty shall have become untrue, and such breach or condition has not been promptly cured following receipt by the Seller of written notice of such breach; and,

     (d) by the Purchaser (provided that the Purchaser is not then in material breach of any representation, warranty, covenant or other agreement contained herein) at or prior to the Closing Date, if the Purchaser is not satisfied with its due diligence review of the Business.

Section 8.2       Effect of Termination and Abandonment

In the event of termination of this Agreement pursuant to this Article, written notice thereof shall be given as promptly as practicable to the other party to this Agreement and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein (a) there shall be no liability or obligation on the part of the Seller, the Purchaser, or their respective officers, directors and Affiliates, and all obligations of the parties shall terminate, except for (i) the obligations of the parties pursuant to the Confidentiality Agreement, and (ii) that a party that is in material breach of its representations, warranties, covenants, or agreements set forth in this Agreement shall be liable for damages occasioned by such breach, including without limitation any expenses, including the reasonable fees and expenses of attorneys, accountants and other agents, incurred by the other party in connection with this Agreement and the transactions contemplated hereby; provided, however, that the Purchaser shall not be deemed to be in material breach of this Agreement solely by reason of its inability to satisfy one or more of the conditions set forth in Section 7.2 if the Purchaser is attempting to satisfy such conditions in good faith.

                                   ARTICLE IX
                               GENERAL PROVISIONS

Section 9.1       Expenses

Each of the Parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, or others engaged by such Party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated. Notwithstanding the foregoing, Purchaser shall reimburse Seller for any and all reasonable legal and accounting fees associated with the negotiation and consummation of this Agreement, the Employment Agreement, and other related documents and filings.

Section 9.2       Paragraph Headings and Language Interpretations

The paragraph headings contained herein are for reference only and shall not be considered substantive provisions of this Agreement. The use of a singular or plural form shall include the other form, and the use of a masculine, feminine or neuter gender shall include the other genders, as applicable.

Section 9.3       Notices

All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, or (c) the expiration of five (5) business days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

         (a) If to the Purchaser, to:

                  Veridium Corporation
                  14B Jan Sebastian Drive
                  Sandwich, Massachusetts 02563
                  Attn: James Green, President and Chief Executive Officer

                  with a copy to:

                  James Sonageri, Esq.
                  Sonageri & Fallon, PC
                  411 Hackensack Ave
                  Hackensack, New Jersey 07652
                  and,

          (b) If to the Seller, to:

                  Marshall Environmental Group, Inc.
                  3034 Post Road
                  Warwick, Rhode Island 02818
                  Attn: Peter Marshall, Chief Executive Officer

                  with a copy to:

                  Robin L. Main, Esq.
                  Holland and Knight
                  One Financial Plaza, Suite 1800
                  Providence, Rhode Island 02903

Section 9.4       Assignments

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any of the Parties hereto without the prior written consent of the other Party, except that this Agreement and such rights, interests and obligations may be assigned by Purchaser to one (1) or more Affiliates. Purchaser agrees that any such assignment shall not relieve Purchaser of its obligations hereunder.

Section 9.5       Entire Agreement

This Agreement (including the Schedules and any Exhibits hereto) embodies the entire agreement and understanding of the Parties with respect to the transactions contemplated hereby and supersedes all prior written or oral commitments, arrangements, understandings and agreements with respect thereto. There are no restrictions, agreements, promises, warranties, covenants or undertakings with respect to the transactions contemplated hereby other than those expressly sat forth herein.

Section 9.6       Modifications, Amendments and Waivers

At any time prior to the Closing, to the extent permitted by law, (i) Purchaser and Seller may, by written agreement, modify, amend or supplement any term or provision of this Agreement and (ii) any term or provision of this Agreement may be waived in writing by the Party which is entitled to the benefits thereof.

Section 9.7       Counterparts

This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one (1) and the same agreement and each of which shall be deemed an original. Each Party shall receive a fully signed copy of this Agreement.

Section 9.8       Governing Law

This Agreement shall be governed by the laws of the State of New Jersey and the United States of America (regardless of the laws that might be applicable under principles of conflicts of law or international law) as to all matters including, but not limited to, matters of validity, construction, effect and performance.

Section 9.9       Accounting Terms

All accounting terms used herein which are not expressly defined in this Agreement shall have the respective meanings given to them in accordance with generally accepted accounting principles on the date hereof.

Section 9.10      Severability

If any one (1) or more of provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

Section 9.11      Specific Performance

Purchaser and Seller recognize that any breach of the terms of this Agreement may give rise to irreparable harm for which money damages would not be an adequate remedy, and accordingly agree that any non-breaching party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy as a remedy of money damages. If specific performance is elected as a remedy hereunder, the electing Party shall be deemed to have waive any claim for other damages, except reasonable attorneys fees, costs of suit and expenses related to the enforcement of specific performance.

Section 9.12      Consent to Jurisdiction

Seller and Purchaser hereby submit and consent to the exclusive venue and jurisdiction of the Superior Court of the State of New Jersey, County of Bergen, in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waive and agree not to assert as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that this Agreement may not be enforced in or by said courts or that its property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper. Seller and Purchaser agree that service of process may be made in any manner permitted by the laws of the State of Rhode Island or the federal laws of the United States in any such action, suit or proceeding against Seller or Purchaser with respect to this Agreement, and Seller and Purchaser hereby irrevocably designate and appoint Robin L. Main, Esq., and James Sonageri, Esq., as their respective authorized agents upon which process may be served in any such action, suit or proceeding, it being understood that such appointment and designation shall become effective without any further action on the part of Seller or Purchaser. Service of process upon such authorized agent shall be deemed, in every respect, effective service of process upon Seller or Purchaser and shall remain effective until Seller or Purchaser shall appoint another agent for service or process acceptable to the other Party. Seller and Purchaser agree that final judgment (with all right of appeal having expired or been waived) against it in any such action, suit or proceeding shall be conclusive and that the other Party is entitled to enforce such judgment in any other jurisdiction by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of indebtedness arising from such judgment.

Section 9.13      U.S. Currency

All payments made under this Agreement at any time shall be made in the lawful currency of the United States of America.

Section 9.14      Risk of Loss

          (i) The risk of loss or damage to the Assets to be sold to Purchaser hereunder shall be borne by Seller until title or right to possession shall have passed to Purchaser on the Closing Date.

          (ii) If, prior to the Closing Date, any of the Assets shall be damaged or destroyed, the Purchase Price shall be adjusted for the value of the Assets so damages or destroyed and in such case Seller shall be solely entitled to any insurance proceeds paid or payable thereon.

          (iii) If, prior to the Closing Date, any of the Assets shall be damaged or destroyed or taken in condemnation proceedings or if the Business is materially affected to an extent which will materially adversely affect operations similar to those heretofore carried on by Seller, Purchaser, at its option, may
               (A) elect to become entitled to any proceeds of condemnation or insurance with respect to such loss or (B) cancel this Agreement. If so canceled, this Agreement will be of no force and effect, and in such event no Party hereto, or any of its officers, directors, employees, agents, consultants, stockholders or principals shall have any further liability obligation hereunder with respect thereto other than as specified herein.

Section 9.15      Transfer Documents

Seller agrees that the sale and transfer hereunder of the Assets shall be made on the Closing Date, as of the Closing Date, by bills of sale, assignments or other instruments of transfer as shall be appropriate to vest in Purchaser good, clear and marketable title to the Assets subject to liabilities expressly assumed by Purchaser pursuant to Section 2.3. From and after the Closing Date, upon the request of Purchaser, Seller shall do, execute, acknowledge and deliver all such further acts, assignments, transfers, instruments and conveyances as may reasonably be required to convey to and vest in Purchaser and protect its right, title and interest in and enjoyment of any of the Assets, and as may be appropriate to otherwise carry out the transactions contemplated by this Agreement. To the extent that the assignment of any of the Assets shall require the consent of other parties, this Agreement shall not constitute an assignment or agreement to assign the same if such action would constitute a breach of any contract or agreement relating to any of the Assets. Each of Seller and Purchaser agree to use its Best Efforts to obtain the consents of other parties to the sale and assignment hereunder to Purchaser. If any such consent is not obtained, Seller and Purchaser shall cooperate with each other in a reasonable arrangement designed to provide for Purchaser the benefits thereof and to permit the performance of remaining unfulfilled obligations thereunder by Purchaser. Failure of a Party to cooperate shall be actionable to the extent that said Party is responsible for act or omission complained of by the other Party.

Section 9.16      Allocation of Purchase Price

The Parties shall allocate the Purchase Price as their respective accountants shall mutually determine and shall execute and file identical IRS Forms 8594, Asset Acquisition Statement under Section 1060, of the Internal Revenue Code of 1986, as amended.

Section 9.17 THE PARTIES ACKNOWLEDGE THAT THEY HAVE EACH RECEIVED A COPY OF THIS AGREEMENT, THAT THEY HAVE READ AND FULLY UNDERSTAND THIS AGREEMENT, AND THAT THEY HAVE BEEN ADVISED TO SEEK AND HAVE EITHER SOUGHT OR WAIVED INDEPENDENT LEGAL COUNSEL OF THEIR CHOICE TO AID IN THEIR UNDERSTANDING HEREOF.

Section 9.18      Binding Effect

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives and assigns.

Section 9.19      Parties in Interest

Nothing in this Agreement, express or implied, is intended to confer upon any Person not a Party to this Agreement any rights or remedies of any nature whatsoever under or by reason of this Agreement.

Section 9.20      Furnishing Information; Announcements

Sellers shall not issue any press releases or otherwise make any statement, public or otherwise, to any third party with respect to the transactions contemplated hereby without the prior written consent of Purchaser. Any notification of Sellers' employees of the transactions contemplated hereby shall be subject to prior approval by Purchaser. Any notices or other information to be disseminated shall be submitted to Purchaser prior to distribution or dissemination.

Section 9.21      Force Majeure

Neither Party hereto shall be liable for failure to perform any obligation under this Agreement if such failure to perform is caused by the occurrence of any contingency beyond the reasonable control of such Party, including, without limitation, fire, flood, strike or other industrial disturbance, failure of transport, accident, war, riot, insurrection, act of God or order of governmental agency or act of terrorism. Performance shall be resumed as soon as is possible after cessation of such cause. However, if such inability to perform continues for more than Ninety (90) days, the other Party may terminate this Agreement without penalty and without further notice.













                      [THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.





VERIDIUM CORPORATION



By:      _______________________
         James Green
         President and Chief Executive Officer





ENVIROSAFE CORPORATION



By:      _______________________
         James Green
         President and Chief Executive Officer







MARSHALL ENVIRONMENTAL GROUP, INC.



By:      _______________________
         Peter Marshall
         Chief Executive Officer